UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 30, 2008

Allegiant Travel Company
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-33166	20-4745737
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8360 S. Durango Drive, Las Vegas, Nevada		89113
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	702-851-7300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 30, 2008, Allegiant Air, LLC ("AAir"), a wholly-owned subsidiary of Allegiant Travel Company (the "Company"), entered into a Loan Agreement with Key Equipment Finance, Inc. under which AAir borrowed $7.7 million secured by two of AAir’s aircraft. The notes evidencing the loan bear interest at the rate of 6.8% per annum and will be amortized in monthly installments over 36 months. The Company has guaranteed the debt. Concurrently with this financing, AAir exercised the purchase options for five MD-83 aircraft under capital leases with Boeing Aircraft Holding Company. The aircraft pledged to Key Equipment Finance, Inc. were two of these aircraft previously subject to capital leases.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allegiant Travel Company

July 7, 2008	By:	/s/Andrew C. Levy

Name: Andrew C. Levy
Title: Chief Financial Officer